                                                                   EXHIBIT 10.18

                    MUTUAL RELEASE AND SETTLEMENT AGREEMENT


                 This Settlement Agreement (the "Settlement Agreement" is made and entered into by and between Enviroq Corporation ("Enviroq" formerly "New Enviroq Corporation"), Insituform Mid-America, Inc. ("IMA"), and Insituform Technologies, Inc. ("ITI"), on this the 12th day of March, 1996.


                                  WITNESSETH:

                 WHEREAS, on or about November 2, 1994, Enviroq, IMA, and other entities entered into a certain Merger Agreement (the "Merger Agreement"); and

                 WHEREAS, on or about April 18, 1995, IMA executed and delivered to Enviroq as holder a certain Subordinated Promissory Note (the "Note") in the principal amount of $3,000,000 which was the consideration for a certain Covenant Not to Compete also dated April 18, 1995; and

                 WHEREAS, on or about April 18, 1995, Enviroq and IMA entered into a certain Consulting Agreement (the "Consulting Agreement") which called for payments over a period of five years in the amount of $1,000,000.00, the principal obligation which is being satisfied by payment of the present value of $853,000.00 as part of the settlement hereunder; and

                 WHEREAS, subsequent to the Merger Agreement, IMA became wholly-owned subsidiary of ITI; and

                 WHEREAS, Enviroq and IMA are parties to an action pending in the Circuit Court of Jefferson County, Alabama captioned Enviroq Corporation v. Insituform Mid-America, Inc., CV-95-05459 (the "Lawsuit"), in which Enviroq brought suit to enforce an alleged default under the Note which default is denied; and

                 WHEREAS, on November 16, 1995, the Circuit Court of Jefferson County, Alabama entered judgment in favor of Enviroq and against IMA in the amount of $3,101,109.45, which judgment was not made final, but this judgment amount plus accrued interest to the date of the settlement equals $3,162,753.20; and

                 WHEREAS, on December 18, 1995, IMA asserted in the Lawsuit certain counterclaims (the "Counterclaims"), alleging that it is entitled to a setoff for the Expense Deficit (as defined in the Merger Agreement, which definition is incorporated herein) under Article II of the Merger Agreement, and that it is entitled to certain indemnification from Enviroq under Article IX of the Merger Agreement; and

                 WHEREAS, Enviroq, IMA and ITI desire to settle fully, finally, and completely all issues which are embodied in or related to or which could have been raised in the Lawsuit or the Counterclaims; or that in any way relate to or arise out of the Merger Agreement or the Note or the breach of either of them;

                 NOW THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, Enviroq, IMA and ITI agree as follows:

                 1. Payment. At the time of execution of this Agreement, IMA shall pay to Enviroq via wire transfer the amount of Three Million Three Hundred Thirty Five Thousand Dollars and No Cents ($3,335,000.00) as payment in full for the Settlement Agreement, which includes the Note (which is the consideration for the Covenant Not To Compete), and the Consulting Agreement after fully satisfying and releasing any claims under the Expense Deficit.

                 2. Representations and Warranties by IMA and ITI. As a part of the consideration hereunder, IMA and ITI represent and warrant to
Enviroq: (a) that they do not know of any default which will be created under any of the Senior Indebtedness (as defined in the Merger Agreement, which definition is incorporated herein), or any claim which will arise in favor of any holder of Senior Indebtedness, by reason of the payment to Enviroq by IMA pursuant to paragraph 1 above; (b) that they do not know of any claim which has been, or might be, asserted against Enviroq in the pending arbitration relating to Midsouth Partners; and (c) that as a part of the consideration hereunder, IMA and ITI hereby agree to indemnify and hold harmless Enviroq from any all liabilities, cause or action or suit: (a) asserted by any holder of Senior Indebtedness against Enviroq as a result of the payment made by IMA to Enviroq pursuant to paragraph 1 above; or (b) asserted against Enviroq as a result of the pending arbitration relating to Midsouth Partners.

                 3.       Mutual General Release.

                          a.      Release by Enviroq.

                 Except for the obligations in the Settlement Agreement, or as provided in Section 3 (c) below, Enviroq hereby releases, remises and forever discharges ITI and IMA, each of which is a corporation, and each of their officers, directors, stockholders, employees, agents, representatives, subsidiaries, affiliated companies, parent companies, successors and assigns, and each and all of them of and from any and all claims, demands, warranty claims, causes of action, actions, suits and claims of every kind or nature which Enviroq or its affiliated entities may have or may have had at any time heretofore or may have at any time hereafter pertaining or relating to or in any manner resulting from or arising out of the Merger Agreement, or the Note and, more particularly, but without in any way limiting the generality of the foregoing, Enviroq hereby further releases, remises, and forever discharges ITI and IMA from any and all claims asserted by, or which could have been asserted by, Enviroq and any and all claims related to any claims asserted by, or which could have been asserted by, Enviroq in the Lawsuit.

                          b.      Release by ITI and IMA.

                 Except for the obligations in the Settlement Agreement, or as provided in Section 3 (c) below, IMA and ITI hereby release, remise and forever discharge Enviroq, a corporation, and its officers, directors, stockholders, employees, agents, representatives, subsidiaries, affiliated companies, parent companies, successors and assigns, and each and all of them of and from any and all claims, demands, warranty claims, causes of action, actions, suits, and claims of every kind or nature which ITI and IMA may have or may have had at any time heretofore or may have at any time hereafter pertaining or relating to or in any manner resulting from or arising out of the Merger Agreement, or the Note and, more particularly, but without in any way limiting the generality of the foregoing, ITI and IMA hereby further release, remise, and forever discharge Enviroq from any and all claims asserted by, or which could have been asserted by, IMA or ITI or either of them, and any and all claims related to any claims asserted by, or which could have been asserted by, IMA or ITI or either of them, in the Lawsuit.

                          c.      Limited Exceptions to Mutual Release.
Notwithstanding anything to the contrary in the Settlement Agreement, nothing herein shall be construed to release, impair, or in any way affect: (1) the obligations under the Covenant Not To Compete, executed by and between New Enviroq, Inc., IMA, Inc., Marinelli Securities Associates and SCE Incorporated, shall remain in effect in accordance with the terms of that agreement, IMA having paid the consideration as a part of this settlement; (2) the obligations under the Consulting Agreement, the consideration having been paid as a part of this settlement, shall remain in effect in accordance with the terms of that agreement (the parties contemplate that the performance required by Enviroq under that agreement shall be substantially the same as it has been to date); and (3) the obligations pursuant to Section 3.3 or 3.5 of the Merger Agreement shall remain in effect in accordance with the terms of those provisions.

         These provisions to the Settlement Agreement shall be strictly construed, and nothing in this subsection shall be deemed to affect the Settlement Agreement except as expressly provided herein.

                 4. As part of the consideration hereunder, IMA and ITI represent and warrant that they are not presently aware of any facts or circumstances which they believe may constitute lack of compliance or breach of any agreement or obligation owed by Enviroq, or any of its subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, to IMA or ITI or any of their respective subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, and further that neither IMA nor ITI, nor any of their respective subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, have any present intention to assert any claim against Enviroq, or any of its subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, subsequent to the execution of this Settlement Agreement. Likewise, as part of the consideration hereunder, Enviroq represents and warrants that it is not presently aware of any facts or circumstances which it believes may constitute lack of compliance or breach of any agreement or obligation owed by IMA to ITI, or any of their respective subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, to Enviroq or any of its subsidiaries, parents, affiliates, officers, directors, stockholders, agents, or employees, and that neither Enviroq nor any of its subsidiaries, parents, affiliates, officers, directors, stockholders, agents, or employees, has any present intention to assert any claim against IMA or ITI or any of their respective subsidiaries, parents, affiliates, officers, directors, stockholders, agents or employees, subsequent to the execution of this Settlement Agreement.

                 5. Dismissal with Prejudice of Lawsuit and Counterclaim. Enviroq and IMA hereby agree and consent to the dismissal with prejudice of the Lawsuit, including all claims and counterclaims which have been, or could have been, asserted therein.

                 6. Successors and Assigns. The parents, subsidiaries, affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns of IMA and ITI, or either of them, shall be fully bound by this Settlement Agreement and all provisions hereof, just as IMA and ITI are bound, and IMA and ITI agree that each and every provision of this Settlement Agreement inures to the benefit of Enviroq and its successors, assigns, directors, officers, stockholders, employees, agents, representatives, subsidiaries, parent corporations, and related entities. Likewise, the parents, subsidiaries, affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns of Enviroq shall be fully bound by this Settlement Agreement and all provisions hereof, just as Enviroq is bound, and Enviroq agrees that each and every provision of this Settlement Agreement inures to the benefit of ITI and IMA and its or their successors, assigns, directors, officers, stockholders, employees, agents, representatives, subsidiaries, parent corporations, and related entities.

                 7. Independent Advice and Counsel. Enviroq, IMA, and ITI each hereby acknowledge and declare that each is deliberately entering this Settlement Agreement and that in so doing each is acting upon its own judgment, belief and knowledge and at the advice and counsel of an attorney of its own choosing. IMA and ITI further acknowledge and declare that neither has relied upon any representation of Enviroq, its agents, or its attorneys in entering this Settlement Agreement except as provided herein. Enviroq further acknowledges and declares that it has not relied upon any representation of ITI and IMA, their agents, or their attorneys in entering this Settlement Agreement except as provided herein.

                 8. No Assignment of Claim. ITI and IMA represent and warrant that neither has heretofore assigned to any other person or party all or any portion of any claim covered herein whatsoever that ITI and IMA may have or may have had or may have in the future against Enviroq. Enviroq represents and warrants that it has not heretofore assigned to any other person or party all or any portion of any claim covered herein whatsoever that Enviroq may have or may have had or may have in the future against ITI or IMA.

                 9. Sole and Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any previous agreements or understandings between the parties hereto concerning or relating to the subject matter hereof. No amendment or modification to this Agreement shall be valid or have effect unless it is in writing, expressly states that it is in writing, expressly states that it is an amendment to this Agreement, and is signed by each of the parties hereto.

                 10. Controlling Law. This Settlement Agreement shall be governed and construed in accordance with the domestic laws of the State of Alabama without giving effect to any choice of law provision or rule (whether of the State of Alabama or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alabama.

                 11. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 12. Sealed Instrument. Upon execution of this Settlement Agreement, this Settlement Agreement shall be deemed to have the force and effect of a sealed instrument.


                 WITNESS our hands and seals on this the 12th day of March, 1996.


                          SIGNATURES ON FOLLOWING PAGE

                                                  INSITUFORM MID-AMERICA, INC.



                                           By:  /s/ William Martin
                                               --------------------------------
                                           Its:  Vice-President
                                               --------------------------------

Sworn to and subscribed before me this the 19th day of March, 1996.
                                           ----
NOTARY PUBLIC  /s/ Laura Jones
                                     [SEAL]
My Commission Expires: May 19, 1998
                       ------------


                                              INSITUFORM TECHNOLOGIES, INC.



                                           By:  /s/ William Martin
                                               ------------------------------
                                           Its:  Senior Vice-President
                                                -----------------------------

Sworn to and subscribed before me this the 19th day of March, 1996.
                                           ----
NOTARY PUBLIC  /s/ Laura Jones
                                     [SEAL]
My Commission Expires: May 19, 1998
                       ------------

                                                  ENVIROQ CORPORATION



                                           By:  /s/ William J. Long
                                               --------------------------------
                                           Its:  President
                                               --------------------------------

Sworn to and subscribed before me this the 12th day of March, 1996.
                                           ----
NOTARY PUBLIC  /s/ Thomasene C. Collins
                                     [SEAL]
My Commission Expires: April 9, 1998
                       -------------